UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017

ENPHASE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35480	20-4645388
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1420 N. McDowell Blvd
Petaluma, CA 94954
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (707) 774-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 10, 2017, Enphase Energy, Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with the lenders party thereto (the “Lenders”), Cortland Capital Market Services LLC, as administrative agent, and Obsidian Agency Services, Inc., as collateral agent, which amended and restated that certain Loan and Security Agreement, dated as of July 8, 2016 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of December 27, 2016, the “Original Loan Agreement”), by and among the Company, the lenders party thereto and Obsidian Agency Services, Inc., as administrative agent and collateral agent. The Loan Agreement provides for a $25.0 million secured term loan to the Company (the “New Term Loan”), which is in addition to the $25.0 million secured term loan borrowed by the Company under the Original Loan Agreement (the “Original Term Loan” and together with the “New Term Loan” the “Term Loans”). The New Term Loan has the same July 1, 2020 maturity date that was applicable to the Original Term Loan. The New Term Loan was fully drawn at closing, with approximately $10.6 million of the proceeds used to repay existing amounts due under and expenses related to that certain Amended and Restated Credit Agreement, dated as of December 18, 2015 (as amended, the “Wells Fargo Credit Agreement”), by and among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as agent. Upon the repayment of loans under the Wells Fargo Credit Agreement, the Wells Fargo Credit Agreement was terminated. The Company expects to use the remainder of the proceeds from the New Term Loan for general corporate purposes.
Monthly payments under the Term Loans through February 28, 2018 are interest only, followed by consecutive equal monthly payments of principal plus accrued interest beginning on March 1, 2018 and continuing through the maturity date; provided, however that the Company may extend the interest only period on a month to month basis up to February 28, 2019 if no Event of Default (as defined in the Loan Agreement) has occurred and is continuing and the Company has Consolidated Operating Income (as defined in the Loan Agreement) for the calendar year 2017 and each month thereafter on a trailing twelve consecutive month basis of at least $15.0 million (collectively, the “Accommodation Conditions”). The Term Loans provide for an interest rate per annum equal to the greater of (i) 10.3125% and (ii) LIBOR plus 9.25%, subject to a 1.0% reduction if and for so long as the Accommodation Conditions have been met. In addition, the Company paid a commitment fee of 3.0% of the New Term Loan amount upon closing and a closing fee of 4.0% of the New Term Loan amount, which is payable with the closing fee under the Original Term Loan in four equal installments at each anniversary of the closing date of the Original Loan Agreement. The Company may elect to prepay the Term Loans by incurring a prepayment fee between 1% and 3% of the principal amount of the Term Loans depending on the timing and circumstances of prepayment.
The Term Loans are secured by a first-priority security interest on substantially all assets of the Company; provided, however that the security interest in the Company’s intellectual property may be released if the Company satisfies certain requirements. The Company’s obligations under the Term Loans are not guaranteed by any of the Company’s existing subsidiaries, nor have any existing subsidiaries of the Company pledged any of their assets to secure the Term Loans.
The Loan Agreement requires that (i) at all times from the closing date to and including March 31, 2018, the Company, and any future guarantors, have Unrestricted Cash (as defined in the Loan Agreement) of at least $10.0 million; (ii) at all times from the closing date to and including March 31, 2018, that the aggregate amount of Consolidated Unrestricted Cash, plus the value of Consolidated Receivables, plus the value of Consolidated Inventory (each as defined in the Loan Agreement) divided by the outstanding principal amount of Term Loans, shall equal or exceed 1.5; and (iii) at all times from April 1, 2018 and thereafter, that the aggregate amount of Consolidated Unrestricted Cash, plus the value of Consolidated Receivables, plus the value of Consolidated Inventory divided by the outstanding principal amount of Term Loans, shall equal or exceed 1.75. In addition the Loan Agreement is subject to customary affirmative and negative covenants including restrictions on creation of liens, dispositions of assets, mergers, changing the nature of its business and dividends and other distributions, in each case subject to certain exceptions. The Loan Agreement also contains certain customary events of default including, but are not limited to, failure to pay interest, principal and fees or other amounts when due, material breach of any representation or warranty, covenant defaults, cross defaults to other material indebtedness, the occurrence of a “material adverse change” and certain events of bankruptcy or insolvency.
In connection with the New Term Loan, the Company issued to the Lenders warrants to purchase an aggregate 1,220,000 shares of the Company’s Common Stock at an exercise price of $1.05 per share (the Warrants”). The warrants have a term of seven years and contain a “cashless exercise” feature that allows the holder to exercise the warrant without a cash payment upon the terms set forth therein.
The foregoing description of the Loan Agreement and the Warrants are not intended to be complete and are qualified in their entirety by reference to the full text of the Loan Agreement and the Warrants, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016.
Item 1.02. Termination of a Material Definitive Agreement.
The information in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth above and referenced under Item 1.01 that relates to the issuance of the Warrants is hereby incorporated by reference into this Item 3.02.
Neither the Company nor the Lenders engaged any investment advisors with respect to the issuance of the Warrants, and no finders’ fees were paid to any party in connection therewith. The issuance of the Warrants was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2017	ENPHASE ENERGY, INC.
	By:	/s/ Humberto Garcia
Humberto Garcia
Vice President and Chief Financial Officer